Exhibit 99.1

For further information, contact:

Jeff Palmer Investor Relations 408-222-8373 jpalmer@marvell.com	Tom Hayes Corporate Communications 408-222-2815 tom@marvell.com

Marvell Technology Reports Fiscal Fourth Quarter and Fiscal 2009 Results

Revenue: $513 Million, FQ409; $2.95 Billion, FY2009

Free Cash Flow: $95 Million, FQ409; $607 Million, FY2009

Announces Significant Operating Expense Reduction Actions

Santa Clara, California (March 5, 2009) — Marvell Technology Group Ltd. (NASDAQ: MRVL), a world leader in storage, communications and consumer silicon solutions, today reported financial results for the fourth quarter and fiscal year 2009, ended January 31, 2009.

Net revenue for the fourth quarter of fiscal 2009 was $513 million, a 39 percent decrease from $845 million in the fourth quarter of fiscal 2008, ended February 2, 2008, and a 35 percent sequential decrease from $791 million in the third quarter of fiscal 2009, ended November 1, 2008.

Net revenue for the fiscal year ended January 31, 2009 was $2.95 billion, an increase of approximately 2 percent over net revenue of $2.89 billion for the fiscal year ended February 2, 2008.

GAAP net loss was $65 million, or $0.11 per share (diluted), for the fourth quarter of fiscal 2009, compared with GAAP net income of $1 million, or essentially break-even per share, for the fourth quarter of fiscal 2008. GAAP net income was $71 million, or $0.11 per share (diluted) in the third quarter of fiscal 2009.

GAAP net income was $147 million, or $0.23 per share (diluted), for the year ended January 31, 2009, compared with a GAAP net loss of $114 million, or $0.19 per share (diluted), for the year ended February 2, 2008.

Non-GAAP net income declined to $32 million, or $0.05 per share (diluted), for the fourth quarter of fiscal 2009, a 74 percent decrease compared with non-GAAP net income of $123 million, or $0.20 per share (diluted), for the fourth quarter of fiscal 2008 and a decrease of 78 percent from non-GAAP net income of $145 million, or $0.23 per share (diluted), for the third quarter of fiscal 2009.

Non-GAAP net income was $482 million, or $0.76 per share (diluted), for the fiscal year ended January 31, 2009, compared with non-GAAP net income of $280 million, or $0.44 per share (diluted), for the fiscal year ended February 2, 2008.

“The results for our fourth quarter reflect the challenging business environment our company, and the world, currently faces,” said Dr. Sehat Sutardja, Marvell Chairman and Chief Executive Officer. “Notwithstanding the challenges we encountered during our fourth quarter, we were able to sustain gross margins, act quickly to lower our operating expenses and generate a healthy free cash flow. However, we believe the current economic climate will not substantially improve over the short term. Consequently, we are taking actions to re-align our business to reflect the realities of the current economic environment. We are focused on improving the operating efficiency of our business and lowering the expenses under our control, while reinforcing the long-term financial strength of Marvell. Our results in our fourth quarter demonstrate initial progress toward these goals.”

Marvell is implementing plans to lower the overall costs and expenses of the company in response to the deteriorating economic environment. As a result of this plan and combined with certain cost reduction measures taken in the fourth quarter of fiscal 2009, Marvell plans to reduce its global workforce by approximately 15 percent, or approximately 850 employees. Marvell estimates that the restructuring charges associated with the reduction in force and consolidation of facilities taken to date will be approximately $20 million, including approximately $14 million related to severance and other employee benefit payments and approximately $6 million related to facility consolidation. Marvell expects the expense reduction actions in the plan to be implemented through calendar year 2009. This estimate includes restructuring charges recorded in the fiscal fourth quarter of 2009 of approximately $9.7 million, comprised of $6.7 million of severance and other employee benefit costs and $3.0 million of facilities consolidation. Marvell estimates that the restructuring measures taken to date will result in approximately $15 million in cash payments in calendar year 2009 and the remainder will be a non-cash accounting-related charge associated with facilities consolidation.

As Marvell implements the remaining portions of this plan, additional charges will be incurred, the amount of which Marvell cannot reasonably estimate at this time, but which will likely include additional severance and other employee benefit related costs, lease termination costs, facility site consolidations or closures, and impaired asset charges.

Marvell reports net income (loss), basic and diluted net income (loss) per share in accordance with U.S. generally accepted accounting principles (GAAP) and on a non-GAAP basis as outlined below. Reconciliations of GAAP net income (loss) to non-GAAP net income for the three months ended January 31, 2009, November 1, 2008 and February 2, 2008 and fiscal years ended January 31, 2009 and February 2, 2008, respectively, appear in the financial statements below. Non-GAAP net income, where applicable, excludes the effect of stock-based compensation, amortization and write-offs of acquired intangible assets, restructuring costs, and certain one-time expenses or benefits.

GAAP gross margin for the fourth quarter of fiscal 2009 was 50.7 percent, compared to 48.1 percent for the fourth quarter of fiscal 2008, and 52.1 percent for the third quarter of fiscal 2009. GAAP gross margin for fiscal 2009 was 51.6% compared to 48.3% for fiscal 2008.

Non-GAAP gross margin for the fourth quarter of fiscal 2009 was 51.3 percent, compared to 48.7 percent for the fourth quarter of fiscal 2008 and 52.3 percent for the third quarter of fiscal 2009. Non-GAAP gross margin for fiscal 2009 was 52 percent compared to 48.8 percent for fiscal 2008.

Shares used to compute GAAP net loss per diluted share, for the fourth quarter of fiscal 2009 were 615 million shares, compared with 627 million shares in the fourth quarter of fiscal 2008 and 631 million shares in the third quarter of fiscal 2009. Shares used to compute non-GAAP net income per diluted share for the fourth quarter of fiscal 2009 were 629 million shares compared with 627 million shares for the fourth quarter of fiscal 2008 and 633 million shares for the third quarter of fiscal 2009.

Shares used to compute GAAP net income per diluted share, for the fiscal year ended January 31, 2009 were 630 million shares, compared with shares used to compute GAAP net loss per diluted share of 590 million shares for the fiscal year ended February 2, 2008. Shares used to compute non-GAAP net income per diluted share for the fiscal year ended January 31, 2009 were 630 million shares compared with 630 million shares for the fiscal year ended February 2, 2008.

Cash flow from operations for the fourth quarter of fiscal 2009 was $109 million, down 33 percent from the $163 million in the fourth quarter of fiscal 2008 and down 58 percent sequentially from the $258 million reported in the third quarter of fiscal 2009. Cash flow from operations for fiscal 2009 was $681 million, as compared to $177 million for fiscal 2008. Free cash flow, defined as cash flow from operations, less capital expenditures, was $95 million, down 27 percent from the $131 million in the fourth quarter of fiscal 2008 and down 61 percent sequentially from the $246 million reported in the third quarter of fiscal 2009. Free cash flow for the year was $607 million in fiscal 2009 as compared to $64 million in fiscal 2008.

Conference Call

Marvell will be conducting a conference call on March 5, 2009 at 2:00 p.m. PST to discuss results for the fourth quarter and fiscal year ended January 31, 2009. Interested parties may dial-in to the conference call at 1-800-299-9630, pass-code 70089700. The call is being webcast by ThomsonReuters and can be accessed at Marvell’s website under the Investor Events section of the Investor Relations page at http://www.marvell.com/investors/events.jsp. Replay on the internet will be available following the call until April 4, 2009.

Discussion of Non-GAAP Financial Measures

Non-GAAP financial measures exclude stock-based compensation expense as well as charges related to acquisitions, restructuring, gains and other charges that are driven primarily by discrete events that management does not consider to be directly related to Marvell’s core operating performance. Non-GAAP earnings per share is calculated by dividing non-GAAP net income by non-GAAP weighted average shares outstanding (diluted). For purposes of calculating non-GAAP earnings per share, the GAAP weighted average shares outstanding (diluted) is adjusted to exclude the potential benefits of compensation costs expected to be incurred in future periods, but not yet recognized in the financial statements. The expected compensation costs are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method and also include the dilutive/antidilutive effects of common stock options and restricted stock.

Marvell believes that the presentation of non-GAAP financial measures provide important supplemental information to management and investors regarding financial and business trends relating to Marvell’s financial condition and results of operations. While Marvell uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Marvell does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, Marvell believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance. For further information regarding why Marvell believes that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to Marvell’s Current Report on Form 8-K filed today with the SEC. The Form 8-K is available on the SEC’s website at www.sec.gov as well as on the Marvell website in the Investor Relations section at www.marvell.com.

About Marvell

Marvell Technology (NASDAQ: MRVL) is a global leader in the development of storage, communications and consumer silicon solutions. Marvell’s diverse product portfolio includes switching, transceiver, communications controller, wireless, and storage solutions that power the entire communications infrastructure, including enterprise, metro, home, and storage networking. As used in this release, the terms “Company” and “Marvell” refer to Marvell Technology Group Ltd. and its subsidiaries. For more information visit www.marvell.com

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding our expectations about when the current economic climate may change; our ability to re-align our business to the current economic environment; the magnitude and financial impact of the reduction in force; and statements concerning the Company’s use of non-GAAP net income and net income per share as important supplemental information. These statements are not guarantees of results and should not be considered as an indication of future performance. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties, including, among others, the Company’s reliance on major customers and suppliers; market acceptance of new products; uncertainty in the worldwide economic environment; successful execution of the Company’s restructuring plan and other risks detailed in Marvell’s SEC filings. When Marvell files its Form 10-K for fiscal year 2009, the financial statements may differ from the results disclosed in this press release because judgments and estimates that management used in preparing the financial results reported in this press release may need to be updated to the date of the filing. The Company’s results also remain subject to review by the Company’s independent registered public accounting firm. For other factors that could cause Marvell’s results to vary from expectations, please see the risk factors identified in the Marvell’s latest Quarterly Report on Form 10-Q for the quarter ended November 1, 2008 and Current Reports on Form 8-K, as filed with the SEC and other factors detailed from time to time in Marvell’s filings with the SEC. Marvell undertakes no obligation to revise or update publicly any forward-looking statements.

Marvell Technology Group Ltd.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended			Year Ended
	January 31, 2009	November 1, 2008	February 2, 2008	January 31, 2009	February 2, 2008
Net revenue	$512,867	$791,046	$844,686	$2,950,563	$2,894,693
Cost of goods sold	252,732	379,137	438,640	1,426,624	1,497,796

Gross profit	260,135	411,909	406,046	1,523,939	1,396,897
Operating expenses:
Research and development	207,579	234,222	266,464	929,990	988,996
Selling and marketing	31,893	41,158	60,504	160,973	211,261
General and administrative	31,979	28,869	48,340	104,788	138,640
Amortization and write-off of acquired intangible assets	48,274	34,814	43,810	153,323	155,734
Restructuring	9,689	—	7,856	9,689	7,856

Total operating expenses	329,414	339,063	426,974	1,358,763	1,502,487

Operating income (loss)	(69,279)	72,846	(20,928)	165,176	(105,590)
Interest and other income (expense), net	(440)	11,543	14,910	5,657	(12,398)

Income (loss) before income taxes	(69,719)	84,389	(6,018)	170,833	(117,988)
Provision (benefit) for income taxes	(4,709)	13,443	(7,311)	23,591	(3,561)

Net income (loss)	$(65,010)	$70,946	$1,293	$147,242	$(114,427)

Basic net income (loss) per share	$(0.11)	$0.12	$0.00	$0.24	$(0.19)

Diluted net income (loss) per share	$(0.11)	$0.11	$0.00	$0.23	$(0.19)

Shares used in computing basic earnings per share	614,960	611,945	595,512	608,747	590,308
Shares used in computing diluted earnings per share	614,960	630,810	626,699	630,328	590,308

Marvell Technology Group Ltd.

Reconciliation of Non-GAAP Adjustments

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended				Three Months Ended				Three Months Ended
	January 31, 2009				November 1, 2008				February 2, 2008
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Net revenue	$512,867	$—		$512,867	$791,046	$—		$791,046	$844,686	$—		$844,686
Cost of goods sold	252,732	3,021	(a)	249,711	379,137	1,795	(a)	377,342	438,640	4,911	(a)	433,729

Gross profit	260,135	3,021		263,156	411,909	1,795		413,704	406,046	4,911		410,957
Gross margin	50.7%			51.3%	52.1%			52.3%	48.1%			48.7%
Operating expenses:
Research and development	207,579	33,358	(a)	177,873	234,222	30,607	(a)	203,615	266,464	45,627	(a)	220,837
		(3,652	)(b)			—
Selling and marketing	31,893	4,677	(a)	28,539	41,158	6,896	(a)	34,262	60,504	13,925	(a)	46,579
		(1,323	)(b)			—		—
General and administrative	31,979	3,645	(a)	28,651	28,869	280	(a)	28,589	48,340	5,497	(a)	42,843
		(317	)(b)			—
Amortization and write-off of acquired intangible assets	48,274	48,274	(c)	—	34,814	34,814	(c)	—	43,810	43,810	(c)	—
Restructuring	9,689	9,689	(d)	—		—		—	7,856	7,856	(d)	—

Total operating expenses	329,414	94,351		235,063	339,063	72,597		266,466	426,974	116,715		310,259

Operating income (loss)	(69,279)	97,372		28,093	72,846	74,392		147,238	(20,928)	121,626		100,698
Interest and other income (expense), net	(440)	—		(440)	11,543	—		11,543	14,910	—		14,910

Income (loss) before income taxes	(69,719)	97,372		27,653	84,389	74,392		158,781	(6,018)	121,626		115,608
Provision for income taxes	(4,709)	—		(4,709)	13,443	—		13,443	(7,311)	—		(7,311)

Net income (loss)	$(65,010)	$97,372		$32,362	$70,946	$74,392		$145,338	$1,293	$121,626		$122,919

Basic net income (loss) per share	$(0.11)			$0.05	$0.12			$0.24	$0.00			$0.21

Diluted net income (loss) per share	$(0.11)			$0.05	$0.11			$0.23	$0.00			$0.20

Shares used in computing basic earnings per share	614,960			614,960	611,945			611,945	595,512			595,912
Shares used in computing diluted earnings per share	614,960			628,992	630,810			632,550	626,699			627,241

(a)	Consists of employee stock-based compensation expense

(b)	Consists of reversal of remaining payroll related tax liabilities initially recorded in prior years in connection with the stock option backdating.

(c)	Consists of amortization and write-off of intangible assets

(d)	Consists of

For three months ending January 31, 2009, severance and facilities related restructuring charges.

For three months ending February 2, 2008, severance related restructuring charges.

2

Marvell Technology Group Ltd.

Reconciliation of Non-GAAP Adjustments

(Unaudited)

(In thousands, except per share amounts)

	Year Ended				Year Ended
	January 31, 2009				February 2, 2008
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Net revenue	$2,950,563	$—		$2,950,563	$2,894,693	$—		$2,894,693
Cost of goods sold	1,426,624	11,644	(a)	1,414,980	1,497,796	15,530	(a)	1,482,266

Gross profit	1,523,939	11,644		1,535,583	1,396,897	15,530		1,412,427
Gross margin	51.6%			52.0%	48.3%			48.8%
Operating expenses:
Research and development	929,990	126,895	(a)	806,747	988,996	152,249	(a)	836,747
		(3,652	)(b)
Selling and marketing	160,973	25,080	(a)	137,216	211,261	39,022	(a)	172,239
		(1,323	)(b)
General and administrative	104,788	13,513	(a)	91,592	138,640	24,179	(a)	114,461
		(317	)(b)
Amortization and write-off of acquired intangible assets	153,323	153,323	(c)	—	155,734	155,734	(c)	—
Restructuring	9,689	9,689	(d)	—	7,856	7,856	(d)	—

Total operating expenses	1,358,763	323,208		1,035,555	1,502,487	379,040		1,123,447

Operating income (loss)	165,176	334,852		500,028	(105,590)	394,570		288,980
Interest and other income (expense), net	5,657	—		5,657	(12,398)	—		(12,398)

Income (loss) before income taxes	170,833	334,852		505,685	(117,988)	394,570		276,582
Provision for income taxes	23,591	—		23,591	(3,561)	—		(3,561)

Net income (loss)	$147,242	$334,852		$482,094	$(114,427)	$394,570		$280,143

Basic net income (loss) per share	$0.24			$0.79	$(0.19)			$0.47

Diluted net income (loss) per share	$0.23			$0.76	$(0.19)			$0.44

Shares used in computing basic earnings per share	608,747			608,747	590,308			590,308
Shares used in computing diluted earnings per share	630,328			630,456	590,308			630,468

(a)	Consists of employee stock-based compensation expense.

(b)	Consists of reversal of remaining payroll related tax liabilities initially recorded in prior years in connection with the stock option backdating.

(c)	Consists of amortization and write-off of intangible assets.

(d)	Consists of

For year ending January 31, 2009, severance and facilities related restructuring charges.

For year ending February 2, 2008, severance related restructuring charges.

3

Marvell Technology Group Ltd.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	January 31, 2009	February 2, 2008
Assets
Current assets:
Cash, cash equivalents, and short-term investments	$951,909	$630,902
Accounts receivable, net	222,101	332,020
Inventories	310,654	419,494
Prepaid expenses, deferred income taxes and other current assets	75,651	121,325

Total current assets	1,560,315	1,503,741
Property and equipment, net	390,853	416,241
Long-term investments	40,541	45,628
Goodwill and acquired intangible assets, net	2,284,164	2,427,877
Other non-current assets	138,327	157,107

Total assets	$4,414,200	$4,550,594

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$139,028	$231,135
Accrued liabilities	175,135	241,062
Income taxes payable	35,803	39,132
Deferred income	57,895	69,420
Current portion of capital lease obligations	1,787	2,463

Total current liabilities	409,648	583,212
Capital lease obligations, net of current portion	2,451	4,238
Term loan obligations, long-term portion	—	390,750
Other long-term liabilities	173,034	160,875

Total liabilities	585,133	1,139,075

Shareholders’ equity:
Common stock	1,233	1,200
Additional paid-in capital	4,372,265	4,100,659
Accumulated other comprehensive income (loss)	(718)	615
Accumulated deficit	(543,713)	(690,955)

Total shareholders’ equity	3,829,067	3,411,519

Total liabilities and shareholders’ equity	$4,414,200	$4,550,594

4

Marvell Technology Group Ltd.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Three Months Ended		Year Ended
	January 31, 2009	February 2, 2008	January 31, 2009	February 2, 2008
Cash flows from operating activities:
Net income (loss)	$(65,010)	$1,293	$147,242	$(114,427)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	27,038	27,008	112,824	105,812
Stock-based compensation	44,701	69,960	177,132	230,980
Amortization and write-off of acquired intangible assets	48,274	43,810	153,323	155,734
Gain (loss) from disposal of assets	—	3,300	—	(1,822)
Fair market value adjustment to Intel inventory sold	(1,196)	(5,348)	(15,359)	(109,262)
Termination of supply contract	—	(22,069)	—	(22,069)
Interest expense related to supply contract	—	1,165	—	5,833
Deferred tax (provision) benefit	(17,467)	(13,783)	(17,467)	(13,783)
Excess tax benefits from stock-based compensation	(9)	22	(365)	(278)
Changes in assets and liabilities, net of assets acquired and liabilities assumed in acquisitions:
Restricted cash	—	—	(24,500)	—
Accounts receivable	175,735	55,169	109,919	(1,763)
Inventories	31,088	(43,441)	126,938	(202,275)
Prepaid expenses and other assets	1,629	8,798	63,476	108,321
Accounts payable	(82,791)	22,920	(88,795)	(8,187)
Accrued liabilities and other	(13,016)	17,134	(36,709)	10,880
Accrued employee compensation	(44,615)	(1,645)	(26,956)	8,852
Income taxes payable	11,607	6,037	11,507	1,845
Deferred income	(6,825)	(6,872)	(11,525)	22,961

Net cash provided by operating activities	109,143	163,458	680,685	177,352
Cash flows from investing activities:
Cash paid in acquisitions, net	(5,287)	(12,846)	(5,287)	(19,987)
Purchases of investments	—	(96,979)	(10,172)	(263,209)
Sales and maturities of short-term and long-term investments	—	110,390	29,181	230,906
Acquisition costs	—	(132)	—	(1,340)
Purchases of technology licenses	(2,550)	(3,650)	(5,200)	(23,175)
Purchases of property and equipment	(13,931)	(32,327)	(73,243)	(113,462)
Proceeds from sale of assets under construction	—	—	—	5,122

Net cash used in investing activities	(21,768)	(35,544)	(64,721)	(185,145)
Cash flows from financing activities:
Proceeds from the issuance of common shares	12,192	33,614	92,645	65,903
Principal payments on capital lease and debt obligations	(192,174)	(1,159)	(397,213)	(10,748)
Excess tax benefits from stock-based compensation	9	(22)	365	278

Net cash provided by (used in) financing activities	(179,973)	32,433	(304,203)	55,433

Net increase (decrease) in cash and cash equivalents	(92,598)	160,347	311,761	47,640

Cash and cash equivalents at beginning of period	1,020,007	455,301	615,648	568,008

Cash and cash equivalents at end of period	$927,409	$615,648	$927,409	$615,648

5